Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler 212-554-5469
Kate Blute – Director of Investor and Public Relations
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Releases Second Quarter Results

TUCSON, ARIZONA –August 6, 2008 — The Providence Service Corporation (Nasdaq: PRSC) today announced results for the second quarter of 2008 ended June 30, 2008.

For the second quarter of 2008, the Company reported revenue of $173 million, an increase of approximately 178% from $62.3 million for the comparable period in 2007. Revenue from Providence’s social services segment grew approximately 26% to $78.4 million in the second quarter from the prior year period and the revenue from its non-emergency transportation (NET) services segment, which the Company acquired in December 2007, totaled $94.6 million. Operating income grew approximately 68% to $10.1 million in the second quarter as compared to $6.0 million recorded in the year ago period. Net income was $3.4 million, or $0.27 per diluted share, in the quarter ended June 30, 2008, in line with the Company’s recently revised guidance. In the year ago quarter, net income was $3.6 million, or $0.30 per diluted share. As stated in the Company’s release on July 29, 2008, lower than expected revenue and earnings per diluted share was largely due to delays related to payer concerns over their 2008-2009 fiscal budgets. Providence’s direct client census was approximately 52,000 at June 30, 2008, up from approximately 46,000 at June 30, 2007, and the Company had over six million individuals eligible to receive services under its NET contracts at June 30, 2008. The Company had 531direct contracts at June 30, 2008 up from 515 at June 30, 2007.

Managed entity revenue, which represents revenue of the not-for-profit social services organizations the Company provides management and/or administrative services to in return for a negotiated management fee, increased 9.2% to $62.7 million for the quarter ended June 30, 2008 from $57.4 million for the prior year period. Managed entity revenue is presented to provide investors with an additional measure of the size of the operations under Providence’s management or administration and can help investors understand trends in management fee revenue. Managed client census grew to nearly 26,000 at June 30, 2008 as compared to approximately 24,500 at June 30, 2007. Contracts of managed entities grew from 323 to 344 year over year.

For the first six months of 2008, revenue increased approximately 182% to $346.7 million from $122.8 million for the year ago period. Providence’s social services segment grew 27% to $156.5 million with the NET service revenue comprising the remaining $190.2 million. Operating income increased approximately 85% to $21.1 million for the six month period compared to $11.4 million in the first six months of 2007. Net income was $7.1 million, or $0.56 per diluted share, for the six month period ended June 30, 2008 compared to net income of $6.9 million, or $0.58 per fully diluted share, for the six months ended June 30, 2007. Managed entity revenue was $124.1 million and $110.7 million in the first six months of 2008 and 2007, respectively.

“In our history, we have never experienced the level of payer confusion and anxiety over annual budgets that we have seen in the last several weeks,” said Fletcher McCusker, CEO. “Even in certain states that are no longer in session debating budgets, funds for the agencies that pay for the Company’s services have yet to be allocated and other states, such as North Carolina and Pennsylvania, have implemented reductions of authorized services and utilization constraints and have sought outside consultants, chiefly Mercer Health and

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5524 E. Fourth Street — Tucson, Arizona 85711 — Tel 520/747-6600 — Fax 520/747-6605 — www.provcorp.com

Providence Service Corporation

Benefits LLC (“Mercer”), to help make recommendations about their service and funding delivery system. While this affects a small number of our 43 state markets, it is having a material impact on our business in the short term. However, we believe the long term prospects for our business remain strong as evidenced by the renewal of substantially all of our existing service contracts, pending new procurements, and more states and their consultants favoring our high quality and cost-effective model of care.”

The following is an overview of the specific payer issues that resulted in the Company reducing its 2008 guidance in late July.

•

Pennsylvania has recently initiated steps to reduce expenses which include reductions of authorized services and utilization constraints and has hired Mercer to look at ways the state could save money. The Mercer report , which can be viewed at http://www.pacounties.org/mhmr/lib/mhmr/PRTF_Paper_Final_2008-04-04.pdf, recommends the state shift funds from its out of home care programs, principally residential treatment for youth, and initiate more community based services. The state has formed several committees to review these recommendations. Providence believes this evolution will favor its model of care and validates its decision to work through the near term budget issues.

•

North Carolina similarly has hired Mercer after audit reports revealed that the state’s community based costs were significantly higher than budgeted. Numerous providers were audited in North Carolina and many, unlike Providence, were required to return money to the state. Mercer has recommended that North Carolina consider consolidating the number of management entities which authorize care and oversee service providers as part of an effort to contain costs and improve the quality of care in this state. This report can be viewed at http://www.dhhs.state.nc.us/MHDDSAS/announce/mercer-report4-3-08.pdf.

•	British Columbia has taken steps to strictly enforce revenue caps on a per client basis.

•	Arizona, while experiencing continued in-migration of Medicaid eligible clients, has yet to release its behavioral health budget for next year.

•	California, as widely reported, has yet to resolve its budget debate and the governor recently took steps to reduce employee costs and force the legislature to finalize the state’s 2008-2009 budget.

•	Our LogistiCare subsidiary, likewise, is experiencing delays in budgeted rate and ramp up for NET services.

2008 Guidance

As stated in its July 29, 2008 press release, collectively these issues caused the Company to reduce its prior 2008 revenue guidance from $673 million to a projected $650 million and reduce earnings per share projections for the second half of 2008 by $0.37.

The Company expects diluted earnings per share in the second half of 2008 to be no less than $0.45 with a greater percentage of these earnings coming in the fourth quarter due to traditional summer seasonality and payer budgeting delays. The resulting floor for estimated 2008 earnings of $1.00 - $1.01 per diluted share is down from prior Company guidance of $1.45 to $1.50. Upside to this guidance could come from delayed new business procurements that could be worth up to approximately $100 million in revenue annually, possible payer rate adjustments, potential increased business and/or retroactive rate increases. However in the current economic environment it is uncertain if any of the above will occur in 2008.

The Company will outline the issues and opportunities in each market in greater detail on its upcoming earnings conference call.

Conference Call

Providence will hold a conference call at 11:00 a.m. EDT (9:00 a.m. MDT, 8:00 a.m. Arizona and PDT) on Thursday, August 7, 2008. Interested parties are invited to listen to the call live over the Internet at http://investor.provcorp.com or http://www.earnings.com. The call is also available by dialing (888) 713-4213, or for international callers (617) 213-4865 and by using the passcode 11366304. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PJKRFJ748. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

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Providence Service Corporation

A replay of the teleconference will be available on http://investor.provcorp.com and http://www.earnings.com. A replay will also be available until August 14, 2008 by dialing (888) 286-8010 or (617) 801-6888, and using passcode 83942965.

About Providence

Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate beds, treatment facilities, hospitals or group homes, preferring to provide services in the client’s own home or other community setting. The Company provides a range of services through its direct and managed entities to nearly 78,000 clients through nearly 950 contracts at June 30, 2008, with an estimated six million individuals eligible to receive the Company’s non-emergency transportation services related to its LogistiCare operations. Combined, the Company has a nearly $1 billion book of business including managed entities.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, earnings per share, contracts, collections, award of contracts, acquisitions and related growth, growth resulting from initiatives in certain states, effective tax rate or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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Providence Service Corporation

The Providence Service Corporation

Consolidated Statements of Income

(in thousands except share and per share data)

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Revenues:
Home and community based services	$65,385	$51,436	$131,281	$101,466
Foster care services	7,566	5,882	14,518	11,522
Management fees	5,425	4,993	10,668	9,778
Non-emergency transportation services	94,649	—	190,223	—

	173,025	62,311	346,690	122,766

Operating expenses:
Client service expense	62,172	47,593	123,656	94,395
Cost of non-emergency transportation services	87,459	—	173,706	—
General and administrative expense	10,100	7,659	21,766	14,977
Depreciation and amortization	3,166	1,028	6,486	2,036

Total operating expenses	162,897	56,280	325,614	111,408

Operating income	10,128	6,031	21,076	11,358

Other (income) expense:
Interest expense	4,709	222	9,995	333
Interest income	(241)	(280)	(599)	(643)

Income before income taxes	5,660	6,089	11,680	11,668

Provision for income taxes	2,222	2,513	4,538	4,772

Net income	$3,438	$3,576	$7,142	$6,896

Earnings per share:
Basic	$0.27	$0.31	$0.57	$0.59
Diluted	$0.27	$0.30	$0.56	$0.58

Weighted-average number of common shares outstanding:
Basic	12,519,527	11,585,996	12,484,331	11,707,025
Diluted	12,693,880	11,778,785	12,677,379	11,864,204

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Providence Service Corporation

The Providence Service Corporation

Consolidated Balance Sheets

(in thousands except share and per share data)

	June 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$39,071	$35,379
Accounts receivable-billed, net of allowance of $2.6 million	67,461	65,852
Accounts receivable - unbilled	1,793	2,250
Management fee receivable	10,957	10,166
Other receivables	3,977	2,524
Notes receivable	573	563
Notes receivable from related party	—	1,734
Restricted cash	7,119	8,842
Prepaid expenses and other	14,664	9,554
Deferred tax assets	928	5,094

Total current assets	146,543	141,958
Property and equipment, net	11,271	11,562
Notes receivable, less current portion	445	880
Goodwill	277,162	280,710
Intangible assets, net	94,198	98,254
Restricted cash, less current portion	5,192	6,461
Other assets	12,677	12,158

Total assets	$547,488	$551,983

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term obligations	$11,113	$8,950
Accounts payable	12,468	14,035
Accrued expenses	25,285	36,448
Accrued transportation costs	23,778	24,576
Deferred revenue	3,546	4,062
Reinsurance liability reserve	8,383	8,344

Total current liabilities	84,573	96,415
Long-term obligations, less current portion	229,981	236,469
Other long-term liabilities	3,478	190
Deferred tax liabilities	29,661	30,600

Total liabilities	347,693	363,674
Non-controlling interest	7,649	7,649
Commitments and contingencies
Stockholders’ equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 12,924,506 and 12,756,392 issued and outstanding (including treasury shares)	13	13
Additional paid-in capital	163,217	159,177
Common stock subscription receivable	—	(715)
Retained earnings	39,493	32,351
Accumulated other comprehensive income, net of tax	738	1,093

	203,461	191,919
Less 614,209 and 612,026 treasury shares, at cost	11,315	11,259

Total stockholders’ equity	192,146	180,660

Total liabilities and stockholders’ equity	$547,488	$551,983

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Providence Service Corporation

The Providence Service Corporation

Consolidated Statements of Cash Flows

(in thousands)

(UNAUDITED)

	Six months ended June 30,
	2008	2007
Operating activities
Net income	$7,142	$6,895
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,313	614
Amortization	4,173	1,423
Amortization of deferred financing costs	1,201	91
Deferred income taxes	(484)	(91)
Stock based compensation	1,163	1,017
Excess tax benefit upon exercise of stock options	(185)	—
Other	22	100
Changes in operating assets and liabilities, net of effects of acquisitions:
Billed and unbilled accounts receivable, net	(1,289)	(2,623)
Management fee receivable	(792)	(1,474)
Other receivable	(1,346)	(2,212)
Restricted cash	457	—
Reinsurance liability reserve	2,094	278
Prepaid expenses and other	(5,300)	(1,622)
Accounts payable and accrued expenses	3,667	(1,033)
Accrued transportation costs	(798)	—
Deferred revenue	(522)	(16)
Other long-term liabilities	51	—

Net cash provided by operating activities	11,567	1,347
Investing activities
Purchase of property and equipment, net	(2,075)	(555)
Acquisition of businesses, net of cash acquired	(537)	(469)
Acquisition earn out payments	(6,671)	(8,300)
Restricted cash for contract performance	2,536	1,031
Purchase of short-term investments, net	(45)	(155)
Collection of notes receivable	2,873	87

Net cash used in investing activities	(3,919)	(8,361)
Financing activities
Repurchase of common stock, for treasury	(55)	(10,960)
Proceeds from common stock issued pursuant to stock option exercise	469	296
Excess tax benefit upon exercise of stock options	185	255
Proceeds from long-term debt	—	7,500
Repayment of long-term debt	(4,325)	(349)
Debt financing costs	(89)	(8)

Net cash used in financing activities	(3,815)	(3,266)

Effect of exchange rate changes on cash	(141)	—

Net change in cash	3,692	(10,280)
Cash at beginning of period	35,379	40,703

Cash at end of period	$39,071	$30,423

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